EXHIBIT 99.1

GOLDEN MATRIX REPORTS RECORD REVENUES FOR FIRST FISCAL QUARTER ENDED APRIL 30, 2021

COMPANY ACHIEVES 11th CONSECUTIVE QUARTER OF PROFITABILITY

•	Record revenues (Q1 ‘22) of $2,639,402, an increase of 259% compared to revenues of $734,764 in the year-ago quarter, and a 35% improvement on revenues of $1,951,406 in the prior (Q4 ‘21) quarter
•	Net income of $127,872 versus net income of $52,158 in Q4 ‘21
•	Adjusted EBITDA of $663,311, when excluding interest expense, interest income, amortization expense and stock-based compensation expense*
•	Cash and cash equivalents of $11,750,489, and total assets of $15,162,029, as of April 30, 2021
•	Total current liabilities of $1,241,070, and no long-term liabilities as of April 30, 2021
•	Company acquires fully functional seamless aggregation platform, which positions GMGI for entry into multiple new markets with gaming operators worldwide

LAS VEGAS, June 9, 2021 -- Golden Matrix Group Inc. (OTC Pink: GMGI), a developer and licensor of online gaming platforms, systems and gaming content, today reported that it achieved record revenues exceeding $2.6 million and its eleventh consecutive quarter of profitability in the first fiscal quarter ended April 30, 2021.

The Company said acceleration in total Q1 revenues was a result of strong revenue contributions from non-related-party distributors, which also accounted for an increase in cost of goods sold and a decrease in gross profit margin. According to CEO Anthony Brian Goodman, “This is a highly scalable business and we expect the margins to improve over time due to cost optimization and the deployment of the new fully functional seamless aggregation platform.”

Mr. Goodman noted, “GMGI’s strong recurring quarterly results and solid balance sheet - with almost $12 million in cash and cash equivalents - has distinguished the Company from many of the other emerging companies in the gaming space. Whereas revenues thus far have resulted primarily from licensing fees received from gaming operators located in the Asia Pacific (APAC) region, we have begun to pursue opportunities in new vertical markets that we believe can vastly expand our user base and extend GMGI’s global footprint.”

“We are extremely excited about these new opportunities for the Golden Matrix brand as we continue to grow our core business. We expect them to make meaningful contributions to revenues and profits during this calendar year and beyond. With the Company’s growing financial strength, we continue to evaluate additional partnerships and potential acquisitions that we expect to further accelerate overall growth,” added Mr. Goodman.

For additional information on Golden Matrix’s Q1 2022 performance, please refer to the Company’s Quarterly Report on Form 10-Q for Q1 2022, which can be found at https://www.otcmarkets.com/stock/GMGI/disclosure or www.sec.gov.

A summary of the Company’s performance and highlights can be found at www.goldenmatrix.com/highlights.

* Adjusted EBITDA is a non-GAAP financial measure. See also “Non-GAAP Financial Measures” and “Reconciliation of Net Income attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense” included at the end of this release.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The Company’s platform can be accessed through both desktop and mobile applications.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; disruptions caused by acquisitions; the Company’s reliance on its management; the fact that the Company’s chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the Company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its Securities and Exchange Commission (SEC) filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

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Non-GAAP Financial Measures

Adjusted EBITDA, which is disclosed below, is a “non-GAAP financial measure” presented as a supplemental measure of the Company’s performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and stock-based compensation. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled “Reconciliation of Net Income attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense” included at the end of this release.

Connect with us:

Twitter - https://twitter.com/GMGI_Group

Instagram - https://www.instagram.com/goldenmatrixgroup/“

Golden Matrix Group

Contact: Scott Yan

info@goldenmatrix.com

www.goldenmatrix.com

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TABLES

Reconciliation of Net Income attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense

	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020
GAAP Net Income	$127,872	$229,739
+ Interest Expense	-	$6,151
- Interest Income	$(40)	$(1,296)
+ Amortization Expense	$9,526	-
+ Stock-based Compensation Expense	$525,953	$328,056
Non-GAAP Adjusted EBITDA	$663,311	$562,650

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Golden Matrix Group, Inc.
Consolidated Balance Sheets

	As of	As of
	April 30, 2021	January 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	11,750,489	11,706,349
Account receivable, net	2,066,972	1,040,410
Account receivable - related parties	1,126,793	656,805
Prepaid expenses	53,301	410,983
Total current assets	14,997,555	13,814,547

Non-current assets
Intangible assets	164,474	-
Total non-current assets	164,474	-
Total assets	15,162,029	13,814,547

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	914,025	78,913
Accounts payable - related parties	316,821	208,521
Advances from shareholders	101	99
Accrued interest	123	123
Consideration payable - related party	-	115,314
Customer deposit	10,000	149,640
Total current liabilities	1,241,070	552,610
Total liabilities	1,241,070	552,610

Shareholders’ equity:
Preferred stock, Series A: $0.00001 par value; 19,999,000 shares authorized, none outstanding	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares authorized,1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 40,000,000 and 40,000,000 shares authorized; 23,289,273 and 22,741,665 shares issued and outstanding respectively	233	227
Additional paid-in capital	38,859,526	38,320,729
Stock payable	6,000	7,420
Stock payable - related parties	-	7,420
Accumulated other comprehensive loss	209	(978)
Accumulated deficit	(24,945,009)	(25,072,881)
Total shareholders’ equity	13,920,959	13,261,937
Total liabilities and shareholders’ equity	15,162,029	13,814,547

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GOLDEN MATRIX GROUP. INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
Unaudited

	Three Months Ended	Three Months Ended
	April 30, 2021	April 30, 2020

Revenues	1,969,414	203,199
Revenues - related party	669,988	531,565
Cost of goods sold	(1,493,043)	(31,496)
Gross profit	1,146,359	703,268

Costs and expenses:
G&A expense	327,711	110,640
G&A expense- related party	562,344	337,646
Professional fees	93,607	20,388
Research and development expense	21,218	-
Total operating expenses	1,004,880	468,674
Gain from operations	141,479	234,594

Other income (expense):
Interest expense	-	(6,151)
Interest Earned	40	1,296
Foreign exchange loss	(13,647)	-
Total other income (expense)	(13,607)	(4,855)
Net income	127,872	229,739

Other comprehensive income (loss)
Foreign currency translation adjustment	1,187	-
Total comprehensive income (loss)	129,059	229,739

Net earnings (loss) per common share - basic	0.01	0.01
Net earnings (loss) per common share - diluted	-	0.01
Weighted average number of common shares outstanding - basic	22,939,379	18,968,792
Weighted average number of common shares outstanding - diluted	34,938,942	28,136,963

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